Exhibit 10.26

SEPARATION AGREEMENT AND GENERAL RELEASE

This Agreement, effective as of April 1, 2007 (“Effective Date”), is between GoFish Corporation (“Company”) and Riaz Valani (“Consultant”) (individually, “Party”; collectively, “Parties”).

RECITALS

WHEREAS, Consultant is currently engaged by Company as an independent contractor pursuant to a Consulting Agreement between the Parties dated February 26, 2007 (“Consulting Agreement”).

WHEREAS, Consultant and Company have determined that it is in their mutual interests to terminate the Consultant Agreement effective as of April 1, 2007 (“Termination Date”) and for each to waive all claims under the Consulting Agreement as of the Effective Date.

NOW, THEREFORE, the Parties hereby agree as follows:

1. Termination of Consulting Agreement. The Consulting Agreement is hereby terminated as of the Termination Date.

2. Mutual Release of Claims under Consulting Agreement. Consultant hereby releases and forever discharges Company and its present and former stockholders, officers, directors, agents, employees, attorneys, successors, and assigns, and Company hereby releases and forever discharges Consultant and his successors, heirs, representatives, and assigns, from all claims, rights, obligations, liabilities, and causes of action arising from or relating to the Consultant Agreement or the termination thereof (“Released Claims”). By way of example and not in limitation of the foregoing, Released Claims shall include, but not be limited to, claims for services, compensation, benefits, and stock options.

3. Integration. The Parties understand and agree that the preceding Sections recite the sole consideration for this Agreement; that no representation or promise has been made by Consultant or Company concerning the subject matter of this Agreement, except as expressly set forth in this Agreement; and that all agreements and understandings between the Parties concerning the subject matter of this Agreement are embodied and expressed in this Agreement. This Agreement shall supersede all prior or contemporaneous agreements and understandings between Consultant and Company whether written or oral, express or implied, relating to the Consulting Agreement.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of California.

5. Counterparts. This Agreement may be executed in counterparts. True copies of such executed counterparts may be used in lieu of an original for any purpose.

[Signature page follows]

The Parties have duly executed this Agreement as of the date first set forth above.

/s/ Riaz Valani

Riaz Valani

GoFish Corporation

/s/ Michael Downing

By: Michael Downing
Its: Chief Executive Officer